
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                      31,304,690
<SECURITIES>                                         0
<RECEIVABLES>                                  122,949<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              32,058,669<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                32,058,669<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               361,577<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               846,120
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (484,543)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (484,543)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (484,543)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $122,949.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $681,461 and net option premiums of $(50,431).
<F3>Liabilities include redemptions payable of $601,594, accrued management fees of $126,414 and accrued administrative expenses of $106,087.
<F4>Total revenues include realized trading revenue of $743,070, net change in unrealized of $(744,150) and interest income of $362,657.


